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                                                                       Exhibit 1

                                    AGREEMENT

      After reasonable inquiry and to the best of the knowledge and belief of the undersigned, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of the shares of common stock of Hybridon, Inc.

      EXECUTED as a sealed instrument this 8th day of September, 2003.

                                           /s/ Youssef El-Zein
                                           _____________________________________
                                           Youssef El-Zein


                                           Pillar Investment Limited

                                           /s/ Youssef El-Zein
                                           _____________________________________
                                           By: Youssef El-Zein
                                           Title: Director



                                           Optima Life Sciences Limited

                                           /s/ Bilal Sidani
                                           _____________________________________
                                           By: Bilal Sidani
                                           Title: Director